EXHIBIT (21)
                             THE MIDLAND COMPANY
                               AND SUBSIDIARIES
                EXHIBIT (21) - SUBSIDIARIES OF THE REGISTRANT
                              DECEMBER 31, 1996

        The subsidiaries of the Registrant as of December 31, 1996, all of which are included in the consolidated financial statements, are as follows:

                                                                     Percentage
                                                  State of            of Voting
                                                Incorporation        Stock Owned
                                               ---------------      ------------

M/G Transport Services, Inc.                         Ohio                100
Midland-Guardian Co.                                 Ohio                100
MGT Services, Inc.                                   Ohio                100
CS Crable Sportswear, Inc.                           Ohio                100

SUBSIDIARIES OF MIDLAND-GUARDIAN CO.

American Modern Insurance Group, Inc.                Ohio                100
Marbury Agency, Inc.                                 Ohio                100

SUBSIDIARIES OF AMERICAN MODERN INSURANCE GROUP, INC.

American Modern Home Insurance Co.                   Ohio                100
American Family Home Insurance Co.                  Florida              100
Atlas Insurance Agency, Inc.                         Ohio                100
American Modern Life Insurance Company               Ohio                100
Midwest Enterprises, Inc.                           Florida              100
Lloyds Modern Corporation                            Texas               100
American Modern Home Service Company                 Ohio                100

SUBSIDIARIES OF AMERICAN MODERN HOME INSURANCE CO.

American Modern Lloyds Insurance Co.                 Texas               100
American Southern Home Insurance Co.                Florida              100
American Western Home Insurance Co.                Oklahoma              100
Guardian Underwriters Insurance Company, Inc.    Pennsylvania            100

SUBSIDIARY OF AMERICAN WESTERN HOME INSURANCE CO.

American Modern Life Insurance Company of
  Arizona, Inc.                                     Arizona              100

SUBSIDIARY OF MIDWEST ENTERPRISES, INC.

Sunbelt General Agency, Inc.                        Alabama              100

      The names of five wholly-owned subsidiaries of The Midland Company are not shown above as such individual listing is not required.

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